LAW OFFICES
                               GOLDBERG LAW GROUP
                            PROFESSIONAL ASSOCIATION

100  S.  ASHLEY  DRIVE,  SUITE  2200                    TELEPHONE (813) 223-4440
TAMPA, FLORIDA 33602                                   TELECOPIER (813) 223-6226

                             Monday, March 26, 2001

TEL-ONE,  INC.
5414  WEST  CRENSHAW  STREET
TAMPA,  FLORIDA  33634

RE:     FORM  SB-2  REGISTRATION  STATEMENT
        FILE  NO.  333-53050

Ladies  and  Gentlemen:

     We have acted as counsel to Tel-One, Inc., a Florida corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 ,(the "Registration Statement"), under the Securities Act of 1933, (the "Act"). The Registration Statement relates to the proposed sale by the Company, a Company Shareholder, in a public offering (the "Offering"), of 11,000,000 shares (the "Shares") of the Company Common Stock, par value $.0001 per share ("Common Stock")

     In connection with this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction of the Company's Certificate of Incorporation, By-Laws and resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to the various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and of certain public officials. We have further assumed that all documents examined by us in the form of drafts, when executed by the requisite signatories thereto, will conform in substance and form in all material respects to the drafts that we have examined.

     Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     Our opinion above is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally; (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, subject to the other qualifications contained in this opinion; (iii) the effect of any public policy considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and (iv) the effects of generally applicable rules of law that provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

     We are members of the bar of the State of Florida. Our opinion set forth in this letter is limited to matters governed by the Florida Statutes on Private Corporations and to the laws of the State of Florida in force on the date of this letter, except that our Opinion also extends to the federal securities laws of the United States. We express no opinion with regard to any matter which may be (or which purports to be) governed by the laws of any other state or jurisdiction or with respect to any other subject matter. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Florida Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update this opinion or to advise you of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Florida change by legislative action, judicial decision, or otherwise.

     No opinion is expressed herein with respect to (A) the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction and (B) the antifraud provisions of any state or federal securities laws.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Shares while the Registration Statement is deemed to be effective by the Commission.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person who consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Very  truly  yours,

                                   GOLDBERG  LAW  GROUP,  P.A.

                                   By:  /s/  Goldberg  Law  Group
                                      ---------------------------